Anaptys Announces $100 Million Stock Repurchase Plan
SAN DIEGO, Nov. 21, 2025 — AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics, today announced that its Board of Directors has authorized an amended Stock Repurchase Plan under which the Company may repurchase up to $100.0 million of the Company’s outstanding common stock, par value $0.001 per share. This amendment is in addition to the $6.4 million that remained as of Nov. 20, 2025 under the current $75.0 million Stock Repurchase Plan of which Anaptys has repurchased a total of 3,443,188 shares of common stock (11.2% shares outstanding before the start of this repurchase plan).
Excluding any additional potential purchases under this Stock Repurchase Plan, Anaptys anticipates ending 2025 with approximately $300 million in cash, cash equivalents and investments, including an anticipated accrual of a one-time $75 million commercial sales milestone in Q4 2025 due from GSK once Jemperli achieves $1 billion in worldwide net sales.

The shares may be repurchased from time to time in open market transactions, or other means in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-18 of the Exchange Act. The timing, number of shares repurchased, and prices paid for the stock under this program will depend on general business and market conditions as well as corporate and regulatory limitations, prevailing stock prices, and other considerations. The Stock Repurchase Plan will expire on March 31, 2026, may be suspended or discontinued at any time, and does not obligate the company to acquire any amount of common stock.
About Anaptys

Anaptys is a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics for autoimmune and inflammatory diseases. The company’s pipeline includes rosnilimab, a pathogenic T cell depleter, which has completed a Phase 2b trial for rheumatoid arthritis; ANB033, a CD122 antagonist, in a Phase 1b trial for celiac disease with plans to expand development into an additional indication; and ANB101, a BDCA2 modulator, in a Phase 1a trial. Anaptys has also discovered and out-licensed in financial collaborations multiple therapeutic antibodies, including a PD-1 antagonist (Jemperli (dostarlimab-gxly)) to GSK and an IL-36R antagonist (imsidolimab) to Vanda Pharmaceuticals. To learn more, visit www.AnaptysBio.com or follow us on LinkedIn.

Anaptys recently announced the intent to separate its biopharma operations from its substantial royalty assets by year-end 2026, enabling investors to align their investment philosophies and portfolio allocation with the strategic opportunities and financial objectives of each company. Learn more at https://ir.anaptysbio.com/news-releases/news-release-details/anaptys-announces-intent-separate-biopharma-operations
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the company’s ability to execute the Stock Repurchase Plan, in whole or in part; year-end cash estimates; the potential to receive any additional milestones and royalties from the GSK collaboration, and the timing therefor; and expectations regarding the structure, infrastructure, timing and taxation of the proposed separation into two companies. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Nick Montemarano
Executive Director, Investor Relations
858.732.0178
investors@anaptysbio.com